SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 20, 2007

GREEN PLAINS RENEWABLE ENERGY, INC.
 (Exact name of registrant as specified in its charter)

Iowa
(State or other jurisdiction of incorporation)

333-121321	84-1652107
(Commission file number)	(IRS employer identification no.)

105 N. 31st Avenue, Suite 103, Omaha, Nebraska	68131
(Address of principal executive offices)	(Zip code)

(402) 884-8700

 (Registrant’s telephone number, including area code)

☒   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Resignation of Hershel Patton II as Director; Election of Gordon Glade as Director.

On December 20, 2007, the Green Plains’ Board of Directors announced changes to its Board of Directors, appointing Mr. Gordon F. Glade to replace retired board member Mr. Hershel C. Patton II.  Mr. Glade will serve the remainder of a term expiring in 2010, and will serve as a member of the Nominating Committee.

Mr. Glade is President and CEO of AXIS Capital, Inc., a $100 million commercial equipment leasing company.  In addition, he is President of Central Bio-Energy LLC, an ethanol production company with three sites under development and a current investor in several other ethanol companies.  Mr. Glade also serves as Vice-President and Director of the Edgar Reynolds Foundation and as Director of the Brunswick State Bank.  Mr. Glade is 36 years old.

Mr. Patton retired from the Board of Directors earlier this month to concentrate his energies and efforts on real estate development projects.

The press release announcing the changes to Board of Directors is attached hereto as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits

 (d) Exhibits

Number	Description

99.1	Press Release, dated December 21, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 21, 2007	GREEN PLAINS RENEWABLE ENERGY, INC. By: /s/ Wayne B. Hoovestol Wayne B. Hoovestol Chief Executive Officer (Principal Executive Officer)

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